THE HERZFELD CARIBBEAN BASIN FUND, INC.

(the “Fund”)

SECRETARY’S CERTIFICATE

I, Alice Tham, solely in my capacity as Secretary of the Fund, hereby certify on behalf of the Fund, pursuant to Rule 483(b) under the Securities Act of 1933, that the following resolution was unanimously approved at the meeting of the Board of Directors of the Fund held on February 8, 2024:

RESOLVED:	That any of the corporate officers of the Fund (the “Authorized Officers”) be, and each of them hereby is, authorized and empowered on behalf of the Fund and in its name, with full power and authority to delegate such authority to one or more attorneys-in-fact or agents acting for such Authorized Officer pursuant to a power of attorney, to prepare, or cause to be prepared, the Registration Statement with exhibits, including one or more prospectuses to be used in connection with the Registration Statement, for the registration of the offering of the Registered Securities under the Securities Act and the 1940 Act, with full power and authority to prepare, or cause to be prepared, any amendments to such Registration Statement (including post-effective amendments) and any supplements to the prospectus or prospectuses contained therein, and any exhibits and amendments to any exhibits thereto, and to prepare, execute, and file, or cause to be filed, all certificates, letters, applications and any other documents connected therewith, which may be required to be filed with the Commission with respect to the registration and offering, issuance and sale from time to time of the Registered Securities, with respect to the preparation and filing of a 462(b) Registration Statement in connection with any offerings of securities, and to take any and all action that counsel for the Fund shall advise or that any of such Authorized Officers taking such action shall determine to be necessary, advisable or appropriate, such determination to be evidenced conclusively by the taking of such action.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of the Fund as of this 20th day of May, 2024.

By:	/s/ Alice Tham
Name:	Alice Tham
Secretary